EXHIBIT 23


                CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Checkpoint Systems, Inc. (the "Company") on Forms S-8 [Registration
No. 333-70213 and No. 33-49191] and Form S-3 [Registration No. 333-01085] of
our report, dated February 12, 1999, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 27, 1998 and December 28, 1997, and for each of the three years in the period ended December 27, 1998, which report is included in the Company's Annual Report on Form 10-K.


PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 25, 1999